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                                                                 Exhibit 10.18

CISCO SYSTEMS
    [LOGO]
   CAPITAL

March 17, 2000

Warren Talbot
Cmerun Inc.
1740 Massachusetts Ave.
Boxboro, MA 01719

Cisco Systems Capital Corporation ("CSC"), a wholly owned subsidiary of Cisco Systems. Inc. ("Cisco Systems"), specializes in providing innovative finance solutions for Cisco Systems products and services. We are pleased to present this proposal ("Proposal") for the transaction described below:

LESSOR:                       Cisco Systems Capital Corporation

LESSEE:                       Cmerun Inc.

EQUIPMENT:                    Cisco Systems products, or other products
                              satisfactory to CSC, as presented in a quotation from the Cisco Systems Sales Team or a Cisco Value
                              Added Reseller, in form satisfactory to CSC.

SOFT COSTS:                   "Soft Costs," such as freight, taxes, maintenance,
                              installation, and software may be included in or financed by the lease, as approved by the Lessor in its discretion.

PROPOSAL CREDIT               In the aggregate, up to $400,000.00, including
LINE:                         Soft Costs not to exceed 33% of the total of this
                              proposal credit line.

PROPOSAL CREDIT               All purchase orders for equipment under this
LINE UTILIZATION              Proposal Credit Line shall be submitted no later
PERIOD:                       than six months after the MLA is agreed upon by
                              both the Lessee and CSC or six months after this Proposal is agreed upon by both the Lessee and CSC, which ever date occurs later.

SHIP TO: Location within the U.S. as advised. The equipment may not be shipped to or used in any jurisdiction outside the U.S.

PARTIAL SHIPMENTS:            Please indicate at the bottom of this letter
                              whether Lessee will accept scheduling of partial
                              purchase order shipments. (If not,
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                              please note that Cisco Systems will retain
                              shipments until complete.)

LEASE TYPE:                   Leases with a term equal to or less than 47 months
                              are intended to be a true lease for tax and commercial law purposes. Leases with a term equal to or greater than 48 months are intended to be a lease intended as security for tax and commercial law purposes.

INTERIM RENT:                 There is no interim rent, and commencement of
                              rental payments will occur on the 1st of the month on or after acceptance or deemed acceptance.

NET LEASE:                    This is a net lease transaction under which all
                              costs and liabilities, including without limitation, for insurance, maintenance and taxes, are paid by Lessee for the term of the lease.
                              Transferable manufacturer's guarantees or warranties will be passed on to Lessee, assuming due performance of Lessee obligations.

ADJUSTMENT OF                 The rental amount quoted in this Proposal will be
RENTAL FACTOR:                adjusted prior to the date of preparation of any
                              Equipment Lease Schedule to reflect changes equal to or greater than one quarter of one percent
                              (.25%) in the weekly average of the Three Year
                              Treasury Note interest rate, as specified in Federal Reserve statistical release H.15 from the five banking days preceding the date of this Proposal to the five banking days preceding the invoice date of the final shipment on the Schedule. Changes to the benchmark rate of less than one quarter of one percent (.25%) will not affect the Lease Rate Factor quoted herein. The
                              Three Year Treasury Note H.15 statistic is updated daily by the U.S. Federal Reserve for the preceding day's yield. The statistic is publicly available on the Internet at http://www.bog.frb.fed.us/releases/h15/.

EQUIPMENT                     Purchase orders for equipment shall be placed by
PROCUREMENT:                  Lessee with Cisco Systems, Inc., or a Cisco Value
                              Added Reseller, with all rights assigned to Lessor
                              upon Lessor's election to fund. All such purchase
                              orders shall he subject to the standard Terms and
                              Conditions of Sale of Cisco Systems, Inc. or such
                              Cisco Value Added Reseller, including the "net 30"
                              payment terms commencing from date of shipment. No
                              funding shall occur prior to execution by the
                              parties of CSC's standard Master Agreement to
                              Lease Equipment ("Master Lease Agreement"). If,
                              for any reason, Lessor does not fund any equipment
                              or lease, or any contemplated lease is otherwise
                              not consummated, Lessee shall be solely
                              responsible for payment in full of the purchase
                              price (together with ancillary costs and expenses)
                              associated with any outstanding orders.
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ECONOMIC                      All purchase orders that are related to the
UTILIZATION DATE:             approved pricing scenarios on this document must
                              be received within 90 days.

PRICING SCENARIO              In accordance with the pricing and configuration
#20067                        in this pricing scenario, the monthly rental
                              payment made in Advance for each Rental Period
Pricing Scenario Accepted:    ("Rent") will be payable on the 1st day of payment
                              period. The Rental Period (Rent") on the lease
------                        would be the total Equipment Cost multiplied by
                              the Lease Rate Factor. Assuming that Soft Costs
Pricing Scenario Declined:    make up less than 10% of the total Equipment Cost.
                              Soft Costs will be included in the Equipment Lease
------                        Rate Factor. If Soft Costs are greater than 10%,
                              CSC will recalculate the rental to reflect the stated Soft Costs Factors.

                              Cisco Equipment: Lease Rate Factor of 2.8900% for 36 months

                              Cisco Main/Services: Lease Rate Factor of
                              2.778000% for 36 months

                              Cisco Software: Lease Rate Factor of 3.3900% for 36 months

                              Notwithstanding the foregoing, CSC is not responsible for maintenance, software or ancillary services relating to the equipment, nor for ensuring that any necessary maintenance or services agreements or software licenses with Cisco Systems or any other third party are in effect at any time.

Rental Factor:                The rental amount expressed, as a percentage of
                              the total equipment cost (including all costs defined in the pricing scenario) is 2.8900% per the payment frequency defined in the pricing scenarios accepted both the lessee and CSC.

End of Lease Options:         At the end of the Original Term of the Lease,
                              Lessee may select one of the following options:
                              (1) purchase the equipment for the then Fair
                              Market Value (to be defined in the Lease documentation) or (2) subject to the consent of Lessor, renew the lease of the equipment on a month-to-month basis for the daily equivalent of the original Rent, payable monthly in advance, or
                              (3) return the Equipment to the Lessor.

CREDIT APPROVAL:              This Proposal includes only a brief description of
                              the substantive terms and conditions of the contemplated lease transactions and is not intended as a formal commitment of credit by CSC or Cisco Systems. Any funding by CSC for the purchase of equipment is subject to the credit approval of CSC (including the absence of any material adverse change, in the judgment of CSC, in the business or financial condition or prospects of Lessee) and to satisfactory documentation including as described below. You agree to provide two years' audited financial statements, bank

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                              references, a completed credit application and any
                              other required credit information along with the signed copy of this Proposal. You hereby authorize CSC and/or its agents to make a complete credit investigation and to relate this information to others as necessary to secure credit approval.

The parties acknowledge that the financing contemplated by this Proposal is subject to the above-referenced conditions and the execution and delivery of all appropriate documents (in form and substance satisfactory to CSC), including without limitation, to the extent applicable, the Master Lease Agreement, any Schedule, certificate of acceptance, lease assignment of purchase order, UCC financing statements, legal opinion and other documents and agreements reasonably required by CSC. You agree to execute and return to CSC, within 10 days of receipt, the Master Lease Agreement.

This Proposal, if not acknowledged and agreed to by the lessee, will expire 30 days from the date of this document. This Proposal is confidential and may not be disclosed to any person or entity without our consent.

Thank you for the opportunity to present this Proposal. We look forward to doing business with you. If you have any questions, please do not hesitate to contact me.

Sincerely.

CISCO SYSTEMS CAPITAL CORPORATION         ACKNOWLEDGED AND AGREED:

                                          Cmerun Inc.
By: /s/ Susan Wood
    ------------------
    Susan Wood                            By: /s/ Gerald J. McGovern
                                              ----------------------------------
                                              (Authorized  Signature)

                                          Name: Gerald J. McGovern
                                                --------------------------------

                                          Title: CFO
                                                 -------------------------------

                                          Dated: 3/21/00
                                                 -------------------------------

                                          Lessee is willing to accept scheduling
                                          of partial purchase order shipments
                                          [Note. Failure to circle either
                                          option, shall be deemed an instruction
                                          not to schedule partial purchase order
                                          shipments.]